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                                                                     Exhibit 5.2



                             FORM OF TAX OPINION OF
                             PEDERSEN & HOUPT, P.C.





                                     [Date]





takes.com, inc.
3655 Noble Drive, Suite 550
San Diego, CA 92122

Ladies and Gentlemen:

         You have requested our opinion regarding certain material United States federal income tax considerations discussed under the heading "Federal Income Tax Consequences" in the Registration Statement on Form S-1 (the "Registration Statement") filed by takes.com, inc. (the "Issuer") on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the offer, made by the Issuer, to issue warrants to users of its Web site. These warrants will be convertible into common stock of the Issuer. The common stock underlying the warrants is also being registered pursuant to the Registration Statement. This opinion is delivered in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act.

         We have reviewed the Registration Statement and such other materials as we have deemed necessary or appropriate to form a basis for our opinion described herein, and have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service and such other authorities as we have considered relevant, all as in effect on the date hereof. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are
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subject to change at any time and, in some circumstances, with retroactive effect. A change in the authorities upon which our opinion is based could affect our conclusions. All references contained herein refer to terms defined in the Registration Statement.

         Based upon the foregoing, it is our opinion that:

A. The issuance of warrants for registering with the Issuer's Web site will be characterized as an exchange of property for intellectual property for federal income tax purposes. The Issuer will not recognize any gain or loss on the issuance of these warrants.

B. The issuance of warrants for logging on to the Issuer's Web site and the issuance of warrants for remaining on the Web site for an extended period of time should be characterized as an exchange of property for services for federal income tax purposes.

C. Since the fair market value of the warrants will not be readily ascertainable at the time they are issued, users of the Web site will not be required to recognize any income until they exercise the warrants and a value can be assigned to the warrants. Likewise, the Issuer will not be allowed an ordinary and necessary business deduction for the value of the warrants issued until they are exercised and a value can be assigned to the warrants.


D. Upon exercise of each warrant, users of the Web site will recognize ordinary income equal to that fraction of the value of one share of common stock of the Issuer for which the warrant could be exercised on the date of such exercise. Income recognized from the exercise of warrants received for registering with the Web site will not be subject to self-employment taxes. Income recognized from the exercise of warrants issued for logging on to and remaining on the Web site for an extended period of time should be subject to self- employment taxes.


E. Upon exercise of each warrant that was issued to a user for logging on to or remaining on the Web site for an extended period of time, the Issuer should be allowed a deduction for ordinary and necessary business expenses equal to that fraction of the value of one share of common stock of the Issuer for which the warrant could be exercised on the date of such exercise.


F. Users of the Web site will have a basis in the common stock they receive upon exercise of the warrants equal to the amount
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         of ordinary income they recognize upon the exercise of the warrants.

G. The holding period of any common stock acquired upon the exercise of warrants for the purpose of determining whether any gain or loss on the sale of such common stock is long term or short term gain will begin on the date of such exercise.

H. Neither the Issuer nor the holder of a warrant will recognize any gain or loss on the expiration of any warrant.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.


                                   Sincerely,